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                                                                   Exhibit 3.14a

                            CERTIFICATE OF FORMATION

                                       OF

                           CONWAY OFFICE PRODUCTS, LLC

     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of New Hampshire, particularly Title XXVIII, Chapter 304-C, Section 12 of the New Hampshire limited liability company laws, as amended, hereby certifies that:

     FIRST: The name of the limited liability company is Conway Office Products, LLC (the "limited liability company").

     SECOND: The purpose of the limited liability company is to engage in the business of selling, renting, leasing and servicing of office copying equipment and other types of general office machinery, accessories and equipment, and further, to buy sell, process, hold or otherwise deal or speculate in supplies of materials for office copying equipment and general office machinery, accessories and equipment; and to do or cause to have done any and all such acts and things as may be necessary, desirable, convenient, or incidental to the consummation or accomplishment of any or all of the foregoing purposes.

     THIRD: The address of the registered office and the name and the address of the registered agent of the limited liability company are CT Corporation System located at 9 Capitol Street, Concord, New Hampshire, 03301.

     FOURTH: The management of the limited liability company shall be vested in a manager or managers.

Dated March 20, 2002


                               Signature:    /s/ Thomas S. Johnson
                                           -------------------------------------
                               Name:       Thomas S. Johnson
                               Title:      Manager

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                                  FORM LLC 1-A
                      ADDENDUM TO CERTIFICATE OF FORMATION
                    STATEMENT PURSUANT TO NH RSA 421-B:11,II

LIMITED LIABILITY COMPANY NAME: CONWAY OFFICE PRODUCT, LLC

BUSINESS ADDRESS: 110 PERIMETER ROAD, NASHUA, NH  03063

CONTACT PERSON: Ann Maynard  TELEPHONE NUMBER: (800) 343-7777

CONTACT PERSON ADDRESS (IF DIFFERENT): N/A

I am (We are) aware that under the New Hampshire Uniform Securities Act, RSA 421-B:17,11(k) provides an exemption from securities registration if the aggregate number of holders of the company's securities /*1/ does not exceed ten
(10), provided that no advertising /*2/ has been published or circulated in connection with any such securities sale /*1/, and all securities sales are consummated within 60 days after the date of formation of the company.

                     COMPLETE EITHER ITEM 1, 2, OR 3 BELOW:

1) If the company will be in compliance with RSA 421-B:17,II(k), the above statute, check this line: [X]

2) If the company has registered or will register its securities (generally, membership interests) for sale in the State of New Hampshire, enter the date the registration statement was or will be filed with the Bureau of Securities
Regulation: N/A

3) If the company will offer its securities for sale in New Hampshire under an exemption from registration requirements and RSA 421-B:17,11(k) (see above) does not apply, cite the statutory exemption claimed for the sale of the company's securities: N/A

(For assistance with questions relating to securities only, call the Bureau of Securities Regulation at (603) 271-1463. For all other questions, call the Corporation Division at (603) 271-3244.

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              COMPLETE THIS CERTIFICATION - ORIGINAL MUST BE FILED

I (We) hereby certify that the membership interests of the company have been registered under RSA 421-B, the New Hampshire Uniform Securities Act ("the Act"); or, when offered will be registered under the Act; or are or when offered will be exempted from registration under the Act; or are or when offered will be offered in a transaction exempted from registration under the Act; or are not securities under the Act. I (We) certify that the person(s) signing this form includes all the limited liability company member(s) (unless individual member(s) or manager(s) have been authorized to execute this document), and that the foregoing is true and complete to the best of my (our) knowledge.


GLOBAL IMAGING SYSTEMS, INC.,
  Its Sole Member


By:   /s/ Christopher J. Hagan
   -------------------------------
Christopher J. Hagan
Its Assistant Secretary

Date:  March 20, 2002

*1- Most new limited liability company formations legally involve a "sale" of "securities" (generally, membership interests) to the new members, even if there is no cash payment for such securities.
*2- The term "advertising" used here applies to any written material distributed to sell securities, not product advertising.
*3-  Use additional sheet of paper if there are more than three signatures.